Exhibit 5.1

111 N. Sixth Street
P.O. Box 679
Reading, PA 19603
(610) 478-2000
www.stevenslee.com

September 26, 2025

STRATA Skin Sciences, Inc.

5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044

Re: STRATA Skin Sciences, Inc.

Ladies and Gentlemen:

We have acted as counsel to STRATA Skin Sciences, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of shares of common stock, par value $0.001 per share, of the Company with an aggregate offering price of up to $11,000,000 (the “Shares”), pursuant to an equity distribution agreement (the “Equity Distribution Agreement”) with Ladenburg Thalmann & Co. Inc. The Shares were initially registered on a Registration Statement on Form S-3 (File No. 333-258814) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act on August 13, 2021, and declared effective by the Commission on October 15, 2021 (together with the amendment thereto, the “Initial Registration Statement”), and such Initial Registration Statement, including registration of the Shares, has been replaced by that Registration Statement on Form S-3 (File No. 333-283418) initially filed by the Company with the Commission under the Securities Act on November 22, 2024, and declared effective by the Commission on December 18, 2024 (together with the amendment thereto, the “Registration Statement”).

In providing the opinions set forth below, we have reviewed and relied on originals or copies identified to our satisfaction of:

a.	the Equity Distribution Agreement;

b.	the Registration Statement;

c.	the base prospectus contained in the Registration Statement (the “Base Prospectus”);

d.	the prospectus supplement to the Base Prospectus filed by the Company with the Commission on September 26, 2025 (as amended from time to time, the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”);

e.	the certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”), certified as true, correct, complete and currently in effect by the Secretary of State of the State of Delaware (the “DSOS”);

PENNSYLVANIA | NEW JERSEY | DELAWARE | NEW YORK | RHODE ISLAND | FLORIDA

A PROFESSIONAL CORPORATION

STRATA Skin Sciences, Inc.

September 26, 2025

f.	the bylaws of the Company (the “Bylaws”), certified as true, correct, complete and currently in effect by the Corporate Secretary of the Company;

g.	a good standing certificate issued by the DSOS, with respect to the Company;

h.	certain resolutions of the Board of Directors of the Company, certified as true, correct, complete and currently in effect by the Corporate Secretary of the Company; and

i.	one or more certificates executed by an officer of the Company and delivered to our firm with respect to the matters set forth herein and upon which we have relied (the “Secretary’s Certificate”).

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). As to factual matters, we have relied upon the Secretary's Certificate and upon certificates of public officials.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, it is our opinion that:

A.	The Company is a corporation incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to issue the Shares.

B.	The issuance of the Shares has been duly authorized and, when issued and delivered upon payment therefor in accordance with the Registration Statement and the Equity Distribution Agreement, the Shares will be validly issued, fully paid and nonassessable.

As to any facts material to the opinions provided herein, we have relied upon certificates of public officials and statements and representations of officers and other representatives of the Company including, without limitation, the information set forth in the Secretary’s Certificate, all of which we assume to be true, correct and complete. We have also assumed that all records and other information made available to us by the Company, and upon which we relied, are true, correct and complete in all respects. We have also assumed that the representations and warranties of the Company as to factual matters included in the Equity Distribution Agreement are true, correct, and complete.

STRATA Skin Sciences, Inc.

September 26, 2025

We express no opinion as to laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter.  The opinions expressed in this letter speak only as of the date hereof. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Stevens & Lee PC

STEVENS & LEE